News

DENBURY REPORTS 2017 FOURTH QUARTER AND ANNUAL RESULTS

PLANO, TX – February 22, 2018 – Denbury Resources Inc. (NYSE: DNR) (“Denbury” or the “Company”) today announced net income of $127 million, or $0.31 per diluted share, on revenues of $321 million for fourth quarter 2017. Adjusted net income(1) (a non-GAAP measure) was $48 million, or $0.12(1)(2) per diluted share, with the difference from GAAP net income primarily due to the exclusion of $78 million ($48 million after tax) of expense from noncash fair value adjustments on commodity derivatives(1) (a non-GAAP measure) and a one-time deferred tax benefit of $132 million from the reduction of the federal income tax rate, with the GAAP and non-GAAP measures reconciled on tables beginning on page 8.

2017 FOURTH QUARTER HIGHLIGHTS

•	Revenue of $321 million, the highest quarterly revenue since second quarter 2015

•	Company-wide positive oil differential of $1.70/Bbl, the highest since 2013

•	General and administrative (“G&A”) expense of $21 million, the lowest in nine years

•	Adjusted net income(1) (a non-GAAP measure) of $48 million, more than triple third quarter 2017

•	Cash flow from operations of $124 million, up 89% from third quarter 2017

Sequential and year-over-year comparisons of selected quarterly information are shown in the following tables:

	Quarter Ended
(in millions, except per share and unit data)	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016
Net income (loss)	$127	$0	$(386)
Adjusted net income (loss)(1) (non-GAAP measure)	48	14	(7)
Net income (loss) per diluted share	0.31	0.00	(0.99)
Adjusted net income (loss) per diluted share(1)(2) (non-GAAP measure)	0.12	0.04	(0.02)
Cash flows from operations	124	66	60
Adjusted cash flows from operations(1) (non-GAAP measure)	134	68	53

Revenues	$321	$266	$267
Payment on settlements of commodity derivatives	(9)	0	(33)
Revenues and commodity derivative settlements combined	$312	$266	$234

Average realized oil price per barrel (excluding derivative settlements)	$57.17	$47.78	$48.03
Average realized oil price per barrel (including derivative settlements)	55.49	47.80	41.93

Total production (BOE/d)	61,144	60,328	60,685
Lease operating expenses per BOE	$18.64	$21.22	$18.98

(1)
A non-GAAP measure. See accompanying schedules that reconcile GAAP to non-GAAP measures along with a statement indicating why the Company believes the non-GAAP measures provide useful information for investors.

(2)
Calculated using average diluted shares outstanding of 405.8 million, 393.0 million, and 388.7 million for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016, respectively, and 395.9 million and 375.5 million for the years ended December 31, 2017 and 2016, respectively.

2017 ANNUAL RESULTS

Denbury reported annual net income for 2017 of $163 million, or $0.41 per diluted share, on revenues of $1.1 billion. Adjusted net income(1) (a non-GAAP measure) was $55 million, or $0.14(1)(2) per diluted share, with the difference from GAAP net income primarily due to the exclusion of $30 million ($18 million after tax) of expense from noncash fair value adjustments on commodity derivatives(1) (a non-GAAP measure) and a one-time deferred tax benefit of $132 million from the reduction of the corporate tax rate, with the GAAP and non-GAAP measures reconciled on tables beginning on page 8.

2017 ANNUAL HIGHLIGHTS

•	Capital expenditures of $241 million were within operating cash flows, $9 million below mid-year revised guidance, and $59 million below original guidance

•	G&A expense of $102 million, a decrease of 7% from 2016

•	Cash flow from operations of $267 million, up 22% from 2016

•	Over $500 million of bank line availability as of December 31, 2017

•	Completed debt exchanges in late 2017 / early 2018 resulting in debt principal reduction of $184 million

•	Increased proved reserves to 260 MMBOE, representing 127% replacement of 2017 production

Year-over-year comparisons of selected annual information are shown in the following tables:

	Year Ended
(in millions, except per share and unit data)	Dec. 31, 2017	Dec. 31, 2016
Net income (loss)	$163	$(976)
Adjusted net income(1) (non-GAAP measure)	55	14
Net income (loss) per diluted share	0.41	(2.61)
Adjusted net income per diluted share(1)(2) (non-GAAP measure)	0.14	0.04
Cash flows from operations	267	219
Adjusted cash flows from operations(1) (non-GAAP measure)	329	264

Revenues	$1,116	$961
Receipt (payment) on settlements of commodity derivatives	(48)	84
Revenues and commodity derivative settlements combined	$1,068	$1,045

Average realized oil price per barrel (excluding derivative settlements)	$50.64	$41.12
Average realized oil price per barrel (including derivative settlements)	48.40	44.86

Total continuing production (BOE/d)	60,298	62,998
Lease operating expenses per BOE	$20.35	$17.71

(1)
A non-GAAP measure. See accompanying schedules that reconcile GAAP to non-GAAP measures along with a statement indicating why the Company believes the non-GAAP measures provide useful information for investors.

(2)
Calculated using average diluted shares outstanding of 405.8 million, 393.0 million, and 388.7 million for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016, respectively, and 395.9 million and 375.5 million for the years ended December 31, 2017 and 2016, respectively.

MANAGEMENT COMMENT

Chris Kendall, Denbury’s CEO, commented, “I am extremely pleased with our fourth quarter results. We nearly doubled cash flow from the third quarter, reflecting the combined impact of cost reductions and Denbury’s extraordinary crude oil exposure, clearly demonstrating our upside earnings power. We streamlined our organization to execute more efficiently and focus on key areas of value creation. This is reflected in our recent successful Mission Canyon well, an opportunity that is an example of the short-cycle, high-value organic growth potential that exists in our prolific oil fields. Our balance sheet remains a top priority, and with an improving oil price environment, improving operations, and lower debt from recent debt exchanges, I believe we are on a path to significantly improving leverage metrics. We are entering 2018 as a much stronger company, and I am confident we will build on our 2017 accomplishments, successfully execute our 2018 plan, and continue to strengthen the entire business.”

REVIEW OF FINANCIAL RESULTS

Denbury’s average realized oil price, excluding derivative contracts, was $57.17 per Bbl in fourth quarter 2017, compared to $47.78 per Bbl in third quarter 2017 (“prior quarter”), and $48.03 per Bbl in fourth quarter 2016. Including derivative settlements, Denbury’s average realized oil price was $55.49 per Bbl in fourth quarter 2017, compared to $47.80 per Bbl in the prior quarter, and $41.93 per Bbl in the prior-year fourth quarter.

The Company’s average realized oil price in fourth quarter 2017 was $1.70 per Bbl above NYMEX prices, compared to $0.34 per Bbl below NYMEX prices in the prior quarter and $1.22 per Bbl below NYMEX prices in fourth quarter 2016, with the increases primarily attributable to improvement in LLS index prices relative to NYMEX, as well as continued improvement in Rocky Mountain region differentials. During fourth quarter 2017, the Company sold approximately 65% of its crude oil at prices based on, or partially tied to, the LLS index price, and the balance at prices based on various other indexes tied to NYMEX prices, primarily in the Rocky Mountain region.

The Company’s total lease operating expenses in fourth quarter 2017 were $105 million, a decrease of $13 million, or 11%, on an absolute-dollar basis when compared to third quarter 2017, and a decrease of $1 million compared to the prior-year fourth quarter. The sequential quarter decline was spread across various categories, with the largest individual item being lower CO2 costs due to a $7 million reduction recorded in fourth quarter 2017 for pricing adjustments of certain industrial-sourced CO2, and the prior quarter including costs related to Hurricane Harvey. During fourth quarter 2017, the Company’s CO2 used in its operated fields averaged 614 million cubic feet per day, an increase of 26% when compared to third quarter 2017, primarily due to reduced CO2 injection last quarter related to Hurricane Harvey.

Taxes other than income, which include ad valorem, production and franchise taxes, increased $4 million and $6 million from third quarter 2017 and prior-year fourth quarter, respectively, due to the increase in oil and natural gas revenues in fourth quarter 2017.

General and administrative expenses were $21 million in fourth quarter 2017, a decrease of $7 million compared to third quarter 2017 and a decrease of $8 million compared to the prior-year fourth quarter. On an annual basis, general and administrative expenses decreased $8 million, or 7%, from 2016 to 2017, with the decreases largely due to lower employee-related costs generally due to the February 2016 and August 2017 workforce reductions and other cost savings initiatives.

Interest expense, net of capitalized interest, totaled $23 million in fourth quarter 2017, a slight decrease of $1 million from third quarter 2017, and a slight increase of $1 million from the prior-year fourth quarter. Interest expense excludes approximately $15 million and $13 million in the fourth quarters of 2017 and 2016, respectively, of interest recorded as a reduction of debt for financial reporting purposes instead of interest expense, due to the accounting associated with debt exchange transactions completed in 2016 and 2017. A schedule detailing the components of interest expense is included on page 15 of this press release.

Depletion, depreciation, and amortization (“DD&A”) decreased to $53 million during fourth quarter 2017, compared to $647 million in the prior-year fourth quarter. The difference was primarily due to the prior-year period including an accelerated depreciation charge of $591 million for the Riley Ridge gas processing facility. Denbury’s DD&A rate, excluding the prior-year accelerated depreciation charge, was $9.47 per BOE in fourth quarter 2017, compared to $10.05 per BOE in the prior-year fourth quarter.

Denbury’s effective tax rates for the fourth quarter and full-year 2017 differed from the Company’s statutory rate of 38%, primarily due to a one-time deferred tax benefit of $132 million reflecting the re-measurement of deferred tax assets and liabilities resulting from the reduction of the federal income tax rate from 35% to 21% as enacted by the Tax Cut and Jobs Act (the “Act”) signed by the President on December 22, 2017. Our effective tax rate for 2017 was impacted to a lesser degree by tax valuation allowances recorded during the period, which reduced the net deferred tax benefit recognized. Beginning in 2018, the Company currently expects its estimated statutory rate to decrease as a result of the Act, from 38% to 25%.

2017 FOURTH QUARTER AND ANNUAL PRODUCTION

As previously released, Denbury’s production averaged 61,144 BOE/d during fourth quarter 2017, in line with management’s expectations, and was 97% oil, with CO2 tertiary properties accounting for 65% of overall production. On a sequential-quarter basis, production in fourth quarter 2017 increased by 816 BOE/d, or 1%, from prior quarter.

Excluding sold properties, Denbury’s continuing production for full-year 2017 averaged 60,298 BOE/d, down 4% from the prior-year’s level. Approximately 500 BOE/d of the year-over-year decline was attributable to downtime associated with Hurricane Harvey, with the remainder principally from non-tertiary natural declines. Further production information is provided on page 13 of this press release.

FOURTH QUARTER AND FULL-YEAR 2017 RESULTS CONFERENCE CALL INFORMATION

Denbury management will host a conference call to review and discuss fourth quarter and full-year 2017 financial and operating results, together with its financial and operating estimates for 2018, today, Thursday, February 22, at 10:00 A.M. (Central). Additionally, Denbury has published presentation materials on its website which will be referenced during the conference call. Individuals who would like to participate should dial 800.230.1093 or 612.332.0226 ten minutes before the scheduled start time. To access a live audio webcast of the conference call and accompanying slide presentation, please visit the investor relations section of the Company’s website at www.denbury.com. The webcast will be archived on the website, and a telephonic replay will be accessible for at least one month after the call by dialing 800.475.6701 or 320.365.3844 and entering confirmation number 426558.

CONFERENCE PRESENTATION

Chris Kendall, President and CEO, and Mark Allen, Executive VP and CFO, will be attending the J.P. Morgan 2018 Global High Yield & Leveraged Finance Conference on Monday, February 26, 2018. An updated presentation for the conference will be posted to the Company’s website at www.denbury.com the morning of Monday, February 26, 2018.

ANNUAL MEETING INFORMATION

Denbury’s 2018 Annual Meeting of Stockholders will be held on Wednesday, May 23, 2018, at 8:00 A.M. (Central), at Denbury’s corporate offices located at 5320 Legacy Drive, Plano, Texas. The record date for determination of shareholders entitled to vote at the annual meeting is the close of business on Monday, March 26, 2018.

Denbury is an independent oil and natural gas company with operations focused in two key operating areas: the Gulf Coast and Rocky Mountain regions. The Company’s goal is to increase the value of its properties through a combination of exploitation, drilling and proven engineering extraction practices, with the most significant emphasis relating to CO2 enhanced oil recovery operations. For more information about Denbury, please visit www.denbury.com.

# # #

This press release, other than historical financial information, contains forward-looking statements that involve risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including Denbury’s most recent report on Form 10-K. These risks and uncertainties are incorporated by this reference as though fully set forth herein. These statements are based on engineering, geological, financial and operating assumptions that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met. Actual results may vary materially. In addition, any forward-looking statements represent the Company’s estimates only as of today and should not be relied upon as representing its estimates as of any future date. Denbury assumes no obligation to update its forward-looking statements.

DENBURY CONTACTS:
Mark C. Allen, Executive Vice President and Chief Financial Officer, 972.673.2000
John Mayer, Director of Investor Relations, 972.673.2383

FINANCIAL AND STATISTICAL DATA TABLES AND RECONCILIATION SCHEDULES

Following are unaudited financial highlights for the comparative three month and annual periods ended December 31, 2017 and 2016 and the three month period ended September 30, 2017. All production volumes and dollars are expressed on a net revenue interest basis with gas volumes converted to equivalent barrels at 6:1.

DENBURY RESOURCES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

The following information is based on GAAP reported earnings, with additional required disclosures included in the Company’s Form 10-K:

	Quarter Ended			Year Ended
	December 31,		Sept. 30,	December 31,
In thousands, except per-share data	2017	2016	2017	2017	2016
Revenues and other income
Oil sales	$310,791	$258,177	$256,621	$1,079,703	$924,618
Natural gas sales	2,787	3,173	2,409	9,963	11,133
CO2 sales and transportation fees	7,649	5,669	6,590	26,182	24,816
Interest income and other income	5,362	4,600	939	13,938	15,029
Total revenues and other income	326,589	271,619	266,559	1,129,786	975,596
Expenses
Lease operating expenses	104,873	105,949	117,768	447,799	414,937
Marketing and plant operating expenses	12,062	16,809	11,816	51,820	57,454
CO2 discovery and operating expenses	647	835	1,346	3,099	3,374
Taxes other than income	24,359	17,895	20,233	87,207	77,892
General and administrative expenses	20,503	28,837	27,273	101,806	109,926
Interest, net of amounts capitalized of $8,545, $7,038, $9,416, $30,762 and $25,982, respectively	23,478	22,138	24,546	99,263	125,145
Depletion, depreciation, and amortization	53,265	647,124	52,101	207,713	846,043
Commodity derivatives expense (income)	87,288	28,133	25,263	77,576	127,944
Gain on debt extinguishment	—	—	—	—	(115,095)
Write-down of oil and natural gas properties	—	—	—	—	810,921
Other expenses	7,003	1,170	—	7,003	37,402
Total expenses	333,478	868,890	280,346	1,083,286	2,495,943
Income (loss) before income taxes	(6,889)	(597,271)	(13,787)	46,500	(1,520,347)
Income tax provision (benefit)
Current income taxes	(2,045)	266	1,072	(20,873)	(785)
Deferred income taxes	(131,625)	(211,811)	(15,301)	(95,779)	(543,385)
Net income (loss)	$126,781	$(385,726)	$442	$163,152	$(976,177)

Net income (loss) per common share
Basic	$0.32	$(0.99)	$—	$0.42	$(2.61)
Diluted	$0.31	$(0.99)	$—	$0.41	$(2.61)

Weighted average common shares outstanding
Basic	392,354	388,739	392,013	390,928	373,859
Diluted	405,793	388,739	393,023	395,921	373,859

DENBURY RESOURCES INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of net income (loss) (GAAP measure) to adjusted net income (loss) (non-GAAP measure)

Adjusted net income (loss) is a non-GAAP measure provided as a supplement to present an alternative net income (loss) measure which excludes expense and income items (and their related tax effects) not directly related to the Company’s ongoing operations. Management believes that adjusted net income (loss) may be helpful to investors by eliminating the impact of noncash and/or special or unusual items not indicative of the Company’s performance from period to period, and is widely used by the investment community, while also being used by management, in evaluating the comparability of the Company’s ongoing operational results and trends. Adjusted net income (loss) should not be considered in isolation, as a substitute for, or more meaningful than, net income (loss) or any other measure reported in accordance with GAAP, but rather to provide additional information useful in evaluating the Company’s operational trends and performance.

	Quarter Ended
	December 31,				September 30,
	2017		2016		2017
In thousands	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income (loss) (GAAP measure)	$126,781	0.31	$(385,726)	(0.99)	$442	0.00
Noncash fair value adjustments on commodity derivatives (1)	78,111	0.19	(4,644)	(0.01)	25,352	0.06
Accelerated depreciation charge(3)	—	—	591,025	1.52	—	—
Severance-related payments included in general and administrative expenses(7)	—	—	—	—	6,807	0.02
Other(8)	3,251	0.01	—	—	—	—
Estimated income taxes on above adjustments to net income (loss) and other discrete tax items(9)	(160,633)	(0.39)	(207,185)	(0.54)	(18,676)	(0.04)
Adjusted net income (loss) (non-GAAP measure)	$47,510	0.12	$(6,530)	(0.02)	$13,925	0.04

	Year Ended
	December 31,
	2017		2016
In thousands	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income (loss) (GAAP measure)	$163,152	$0.41	$(976,177)	$(2.61)
Noncash fair value adjustments on commodity derivatives(1)	29,781	0.08	212,125	0.56
Impairment of long-lived and other assets(2)	—	—	810,921	2.16
Accelerated depreciation charge(3)	—	—	591,025	1.57
Gain on debt extinguishment(4)	—	—	(115,095)	(0.31)
Legal settlements included in other expenses(5)	—	—	30,250	0.08
Write-off of debt issuance costs included in interest expense(6)	—	—	5,553	0.01
Severance-related payments included in general and administrative expenses(7)	6,807	0.02	9,315	0.02
Other(8)	3,251	0.01	5,638	0.02
Estimated income taxes on above adjustments to net income (loss) and other discrete tax items(9)	(147,541)	(0.38)	(559,117)	(1.46)
Adjusted net income (non-GAAP measure)	$55,450	$0.14	$14,438	$0.04

(1)	The net change between periods of the fair market values of open commodity derivative positions, excluding the impact of settlements on commodity derivatives during the period.

(2)	Full cost pool ceiling test write-downs related to the Company’s oil and natural gas properties during the periods presented.

(3)	Accelerated depreciation charge associated with the Riley Ridge gas processing facility and related assets.

(4)	Gain on extinguishment related to open market debt purchases and the debt exchange during the year ended December 31, 2016.

(5)
Settlements related to previously outstanding litigation, the most significant of which pertaining to a $28 million payment to Evolution in connection with the settlement resolving all outstanding disputes and claims.

(6)
Write-off of debt issuance costs associated with the Company’s senior secured bank credit facility, related to reductions in the Company’s lender commitments resulting from (1) the February 2016 amendment and (2) the May 2016 redetermination.

(7)	Severance-related payments associated with the Company’s August-2017 and February-2016 workforce reductions.

(8)
Reduction in a contingent consideration liability related to a prior acquisition and transaction costs related to the Company’s privately negotiated debt exchanges for the three and twelve months ended December 31, 2017 and costs related to the Company’s debt exchange and a loss on sublease for the year ended December 31, 2016.

(9)
The estimated income tax impacts on adjustments to net income (loss) are generally computed based upon a statutory rate of 38%, applicable to all periods presented, with the exception of (1) the impairments of long-lived and other assets, which are computed individually based upon the Company’s effective tax rate, (2) the tax impact of a (benefit) shortfall on the stock-based compensation deduction which totaled ($0.3) million, $0.2 million, and $2 million during the three months ended December 31, 2017, December 30, 2016 and September 30, 2017, respectively, and $6 million and $10 million for the year ended December 31, 2017 and 2016, respectively, and (3) tax benefits for enhanced oil recovery income tax credits of $2 million and $9 million during for the three months ended December 31, 2017 and September 30, 2017, respectively, and $11 million for the year ended December 31, 2017. In addition, to these items, the Company recorded a one-time deferred tax benefit of $132 million reflecting the re-measurement of our deferred tax assets and liabilities resulting from the reduction of the federal income tax rate from 35% to 21% as enacted by the Tax Cut and Jobs Act, as well as valuation allowances totaling $6 million during the three months ended December 31, 2017, and $15 million and $3 million during the years ended December 31, 2017 and 2016, respectively, all of which have been adjusted in this table.

DENBURY RESOURCES INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of cash flows from operations (GAAP measure) to adjusted cash flows from operations (non-GAAP measure) to adjusted cash flows from operation less interest treated as debt reduction (non-GAAP measure)

Adjusted cash flow from operations is a non-GAAP measure that represents cash flows provided by operations before changes in assets and liabilities, as summarized from the Company’s Consolidated Statements of Cash Flows. Adjusted cash flow from operations measures the cash flows earned or incurred from operating activities without regard to the collection or payment of associated receivables or payables. Adjusted cash flow from operations less interest treated as debt reduction is an additional non-GAAP measure that removes interest associated with the Company’s senior secured second lien notes and convertible notes not reflected as interest expense for financial reporting purposes. Management believes that it is important to consider these additional measures, along with cash flows from operations, as it believes the non-GAAP measures can often be a better way to discuss changes in operating trends in its business caused by changes in production, prices, operating costs and related factors, without regard to whether the earned or incurred item was collected or paid during that period.

	Quarter Ended			Year Ended
In thousands	December 31,		Sept. 30,	December 31,
	2017	2016	2017	2017	2016
Net income (loss) (GAAP measure)	$126,781	$(385,726)	$442	$163,152	$(976,177)
Adjustments to reconcile to adjusted cash flows from operations
Depletion, depreciation, and amortization	53,265	647,124	52,101	207,713	846,043
Deferred income taxes	(131,625)	(211,811)	(15,301)	(95,779)	(543,385)
Stock-based compensation	2,939	5,313	3,274	15,154	14,995
Noncash fair value adjustments on commodity derivatives	78,111	(4,644)	25,352	29,781	212,125
Gain on debt extinguishment	—	—	—	—	(115,095)
Write-down of oil and natural gas properties	—	—	—	—	810,921
Other	4,614	2,575	2,351	9,303	14,845
Adjusted cash flows from operations (non-GAAP measure)(1)	134,085	52,831	68,219	329,324	264,272
Net change in assets and liabilities relating to operations	(9,801)	7,033	(2,568)	(62,181)	(45,049)
Cash flows from operations (GAAP measure)	$124,284	$59,864	$65,651	$267,143	$219,223

Adjusted cash flows from operations (non-GAAP measure)(1)	$134,085	$52,831	$68,219	$329,324	$264,272
Interest payments treated as debt reduction	(14,712)	(12,551)	(12,604)	(52,473)	(32,120)
Adjusted cash flows from operations less interest treated as debt reduction (non-GAAP measure)	$119,373	$40,280	$55,615	$276,851	$232,152

(1)
For the quarter ended September 30, 2017 and year ended December 31, 2017, includes severance-related payments associated with the 2017 workforce reduction of approximately $7 million. For the year ended December 31, 2016, includes a $28 million payment to Evolution in connection with the Company’s settlement agreement to resolve all outstanding disputes and claims and severance-related payments associated with the 2016 workforce reduction of approximately $9 million.

DENBURY RESOURCES INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of commodity derivatives income (expense) (GAAP measure) to noncash fair value adjustments on commodity derivatives (non-GAAP measure)

Noncash fair value adjustments on commodity derivatives is a non-GAAP measure and is different from “Commodity derivatives expense (income)” in the Consolidated Statements of Operations in that the noncash fair value adjustments on commodity derivatives represents only the net change between periods of the fair market values of open commodity derivative positions, and excludes the impact of settlements on commodity derivatives during the period. Management believes that noncash fair value adjustments on commodity derivatives is a useful supplemental disclosure to “Commodity derivatives expense (income)” because the GAAP measure also includes settlements on commodity derivatives during the period; the non-GAAP measure is widely used within the industry and by securities analysts, banks and credit rating agencies in calculating EBITDA and in adjusting net income to present those measures on a comparative basis across companies, as well as to assess compliance with certain debt covenants.

	Quarter Ended			Year Ended
	December 31,		Sept. 30,	December 31,
In thousands	2017	2016	2017	2017	2016
Receipt (payment) on settlements of commodity derivatives	$(9,177)	$(32,777)	$89	$(47,795)	$84,181
Noncash fair value adjustments on commodity derivatives (non-GAAP measure)	(78,111)	4,644	(25,352)	(29,781)	(212,125)
Commodity derivatives income (expense) (GAAP measure)	$(87,288)	$(28,133)	$(25,263)	$(77,576)	$(127,944)

DENBURY RESOURCES INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of net income (loss) (GAAP measure) to adjusted EBITDAX (non-GAAP measure)

Adjusted EBITDAX is a non-GAAP financial measure as defined in the Company’s senior secured bank credit facility which excludes certain items that are included in net income (loss), the most directly comparable GAAP financial measure. Items excluded include interest, income taxes, depreciation, depletion and amortization, impairments, and items that the Company believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring. Management believes Adjusted EBITDAX may be helpful to investors in order to assess our operating performance as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis. It is also used to assess our ability to incur and service debt and fund capital expenditures. Adjusted EBITDAX should not be considered in isolation, as a substitute for, or more meaningful than, net income (loss) or any other measure reported in accordance with GAAP. Our Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX in the same manner.  The following table presents a reconciliation of our net income (loss) to Adjusted EBITDAX.

	Quarter Ended			Year Ended
In thousands	December 31,		Sept. 30,	December 31,
	2017	2016	2017	2017	2016
Net income (loss) (GAAP measure)	$126,781	$(385,726)	$442	$163,152	$(976,177)
Adjustments to reconcile to Adjusted EBITDAX
Interest expense	23,478	22,138	24,546	99,263	125,145
Income tax expense (benefit)	(133,670)	(211,545)	(14,229)	(116,652)	(544,170)
Depletion, depreciation, and amortization	53,265	647,124	52,101	207,713	846,043
Gain on debt extinguishment	—	—	—	—	(115,095)
Write-down of oil and natural gas properties	—	—	—	—	810,921
Noncash fair value adjustments on commodity derivatives	78,111	(4,644)	25,352	29,781	212,125
Stock-based compensation	2,939	5,313	3,274	15,154	14,995
Noncash, non-recurring and other(1)	6,473	2,656	10,610	23,358	49,264
Adjusted EBITDAX (non-GAAP measure)	$157,377	$75,316	$102,096	$421,769	$423,051

(1)	Excludes pro forma adjustments related to qualified acquisitions or dispositions under the Company’s senior secured bank credit facility.

DENBURY RESOURCES INC.
OPERATING HIGHLIGHTS (UNAUDITED)

	Quarter Ended			Year Ended
	December 31,		Sept. 30,	December 31,
	2017	2016	2017	2017	2016
Production (daily – net of royalties)
Oil (barrels)	59,086	58,429	58,376	58,410	61,440
Gas (mcf)	12,351	13,538	11,710	11,329	15,378
BOE (6:1)	61,144	60,685	60,328	60,298	64,003
Unit sales price (excluding derivative settlements)
Oil (per barrel)	$57.17	$48.03	$47.78	$50.64	$41.12
Gas (per mcf)	2.45	2.55	2.24	2.41	1.98
BOE (6:1)	55.74	46.81	46.67	49.51	39.95
Unit sales price (including derivative settlements)
Oil (per barrel)	$55.49	$41.93	$47.80	$48.40	$44.86
Gas (per mcf)	2.45	2.55	2.24	2.41	1.98
BOE (6:1)	54.11	40.94	46.69	47.34	43.54
NYMEX differentials
Gulf Coast region
Oil (per barrel)	$3.00	$(0.81)	$0.01	$0.22	$(1.42)
Gas (per mcf)	(0.04)	(0.55)	(0.11)	(0.04)	(0.52)
Rocky Mountain region
Oil (per barrel)	$(0.76)	$(2.06)	$(0.98)	$(1.39)	$(3.97)
Gas (per mcf)	(0.86)	(0.73)	(1.38)	(1.15)	(0.66)
Total company
Oil (per barrel)	$1.70	$(1.22)	$(0.34)	$(0.32)	$(2.29)
Gas (per mcf)	(0.46)	(0.63)	(0.72)	(0.61)	(0.58)

DENBURY RESOURCES INC.
OPERATING HIGHLIGHTS (UNAUDITED)

	Quarter Ended			Year Ended
	December 31,		Sept. 30,	December 31,
Average Daily Volumes (BOE/d) (6:1)	2017	2016	2017	2017	2016
Tertiary oil production
Gulf Coast region
Mature properties(1)	7,232	8,440	7,450	7,629	9,040
Delhi	4,906	4,387	4,619	4,869	4,155
Hastings	5,747	4,552	4,867	4,830	4,829
Heidelberg	4,751	4,924	4,927	4,851	5,128
Oyster Bayou	4,868	4,988	4,870	5,007	5,083
Tinsley	6,241	6,786	6,506	6,430	7,192
Total Gulf Coast region	33,745	34,077	33,239	33,616	35,427
Rocky Mountain region
Bell Creek	3,571	3,269	3,406	3,313	3,121
Salt Creek	2,172	—	2,228	1,115	—
Total Rocky Mountain region	5,743	3,269	5,634	4,428	3,121
Total tertiary oil production	39,488	37,346	38,873	38,044	38,548
Non-tertiary oil and gas production
Gulf Coast region
Mississippi	721	745	867	981	850
Texas	4,617	5,143	4,024	4,493	4,906
Other	483	569	515	489	528
Total Gulf Coast region	5,821	6,457	5,406	5,963	6,284
Rocky Mountain region
Cedar Creek Anticline	14,302	15,186	14,535	14,754	16,322
Other	1,533	1,696	1,514	1,537	1,844
Total Rocky Mountain region	15,835	16,882	16,049	16,291	18,166
Total non-tertiary production	21,656	23,339	21,455	22,254	24,450
Total continuing production	61,144	60,685	60,328	60,298	62,998
Property sales
2016 property divestitures(2)	—	—	—	—	1,005
Total production	61,144	60,685	60,328	60,298	64,003

(1)	Mature properties include Brookhaven, Cranfield, Eucutta, Little Creek, Lockhart Crossing, Mallalieu, Martinville, McComb and Soso fields.

(2)
Includes non-tertiary production in the Rocky Mountain region related to the sale of remaining non-core assets in the Williston Basin of North Dakota and Montana, which closed in the third quarter of 2016.

DENBURY RESOURCES INC.
PER-BOE DATA (UNAUDITED)

	Quarter Ended			Year Ended
	December 31,		Sept. 30,	December 31,
	2017	2016	2017	2017	2016
Oil and natural gas revenues	$55.74	$46.81	$46.67	$49.51	$39.95
Receipt (payment) on settlements of commodity derivatives	(1.63)	(5.87)	0.02	(2.17)	3.59
Lease operating expenses – excluding special items	(18.64)	(18.98)	(21.22)	(20.35)	(17.71)
Production and ad valorem taxes	(3.85)	(2.99)	(3.32)	(3.60)	(2.94)
Marketing expenses, net of third-party purchases, and plant operating expenses	(1.75)	(2.05)	(1.75)	(1.80)	(1.92)
Production netback	29.87	16.92	20.40	21.59	20.97
CO2 sales, net of operating and exploration expenses	1.24	0.87	0.95	1.05	0.92
General and administrative expenses	(3.64)	(5.17)	(4.91)	(4.63)	(4.69)
Interest expense, net	(4.17)	(3.97)	(4.42)	(4.51)	(5.34)
Other	0.53	0.81	0.27	1.47	(0.58)
Changes in assets and liabilities relating to operations	(1.74)	1.26	(0.46)	(2.83)	(1.92)
Cash flows from operations	22.09	10.72	11.83	12.14	9.36
DD&A – excluding accelerated depreciation charge	(9.47)	(10.05)	(9.39)	(9.44)	(10.89)
DD&A – accelerated depreciation charge	—	(105.86)	—	—	(25.23)
Write-down of oil and natural gas properties	—	—	—	—	(34.62)
Deferred income taxes	23.40	37.94	2.76	4.35	23.20
Loss on early extinguishment of debt	—	—	—	—	4.91
Noncash fair value adjustments on commodity derivatives	(13.89)	0.83	(4.57)	(1.35)	(9.05)
Other noncash items	0.41	(2.67)	(0.55)	1.71	0.65
Net income (loss)	$22.54	$(69.09)	$0.08	$7.41	$(41.67)

CAPITAL EXPENDITURE SUMMARY (UNAUDITED)(1)

	Quarter Ended			Year Ended
	December 31,		Sept. 30,	December 31,
In thousands	2017	2016	2017	2017	2016
Capital expenditures by project
Tertiary oil fields	$30,661	$28,725	$34,029	$129,458	$119,117
Non-tertiary fields	12,624	11,892	8,251	53,647	31,034
Capitalized internal costs(2)	14,884	20,744	11,015	52,616	56,260
Oil and natural gas capital expenditures	58,169	61,361	53,295	235,721	206,411
CO2 pipelines, sources and other	1,859	1,407	2,718	5,105	2,235
Capital expenditures, before acquisitions and capitalized interest	60,028	62,768	56,013	240,826	208,646
Acquisitions of oil and natural gas properties	(2,238)	818	1,916	88,777	11,706
Capital expenditures, before capitalized interest	57,790	63,586	57,929	329,603	220,352
Capitalized interest	8,545	7,038	9,416	30,762	25,982
Capital expenditures, total	$66,335	$70,624	$67,345	$360,365	$246,334

(1)	Capital expenditure amounts include accrued capital.

(2)	Includes capitalized internal acquisition, exploration and development costs and pre-production tertiary startup costs.

DENBURY RESOURCES INC.
INTEREST AND FINANCING EXPENSES (UNAUDITED)

	Quarter Ended			Year Ended
	December 31,		Sept. 30,	December 31,
In thousands	2017	2016	2017	2017	2016
Cash interest (1)	$45,345	$40,261	$45,110	$176,307	$170,772
Interest not reflected as expense for financial reporting purposes (1)	(14,712)	(12,551)	(12,604)	(52,473)	(32,120)
Noncash interest expense	1,390	1,466	1,456	6,191	12,475
Less: capitalized interest	(8,545)	(7,038)	(9,416)	(30,762)	(25,982)
Interest expense, net	$23,478	$22,138	$24,546	$99,263	$125,145

(1)
Cash interest is presented on an accrual basis, and includes interest which is paid semiannually on the Company’s 9% Senior Secured Second Lien Notes due 2021, 9¼% Senior Secured Second Lien Notes due 2022, and 3½% Convertible Senior Notes due 2024, most of which is accounted for as debt and therefore not reflected as interest for financial reporting purposes.

SELECTED BALANCE SHEET AND CASH FLOW DATA (UNAUDITED)(1)

	December 31,
In thousands	2017	2016
Cash and cash equivalents	$58	$1,606
Total assets	4,471,299	4,274,578

Borrowings under senior secured bank credit facility	$475,000	$301,000
Borrowings under senior secured second lien notes (principal only)(2)	996,487	614,919
Borrowings under senior convertible notes (principal only)	84,650	—
Borrowings under senior subordinated notes (principal only)	1,000,527	1,612,603
Financing and capital leases	218,727	251,389
Total debt (principal only)	$2,775,391	$2,779,911

Total stockholders’ equity	$648,165	$468,448

(1)
The table presented does not reflect transactions in the January 2018 exchange of $174 million of the Company’s existing senior subordinated notes for an aggregate $134 million of additional 9¼% Senior Secured Second Lien Notes due 2022 and new 5% Convertible Senior Notes due 2023.

(2)	Excludes $317 million and $229 million of future interest payable on the notes as of December 31, 2017 and December 31, 2016, respectively, accounted for as debt for financial reporting purposes.

	Year Ended
	December 31,
In thousands	2017	2016
Cash provided by (used in)
Operating activities	$267,143	$219,223
Investing activities	(357,304)	(205,417)
Financing activities	88,613	(15,012)